Exhibit (g)(14)

Amendment to Custody Agreement

This Amendment dated November 29, 2012 (“Effective Date”) to Custody Agreement, dated November 13, 2007, as amended (the “Agreement”), between Financial Investors Trust, a Delaware statutory trust (the “Trust”), and The Bank of New York Mellon, a New York corporation (the “Custodian”).

WHEREAS, the Trust and the Custodian wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. As of the Effective Date, Schedule II of the Agreement is deleted in its entirety and replaced with a new Schedule II attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST		THE BANK OF NEW YORK MELLON

By:	/s/ Edmund J. Burke	By:	/s/ Andrew Pfeifer
Name:	Edmund J. Burke	Name:	Andrew Pfeifer
Title:	President	Title:	Vice President

SCHEDULE II

SERIES

ALPS/Red Rocks Listed Private Equity Fund (formerly, Listed Private Equity Fund)

Clough China Fund

Jefferies Asset Management Commodity Strategy Allocation Fund

Jefferies Asset Management Cayman Commodity Fund Ltd., a wholly owned subsidiary of the

Jefferies Asset Management Commodity Strategy Allocation Fund

RiverFront Global Allocation Fund (formerly, RiverFront Moderate Growth Fund)

RiverFront Dynamic Equity Income Fund

(formerly, RiverFront Long-Term Growth & Income Fund)

RiverFront Moderate Growth & Income Fund

RiverFront Global Growth Fund (formerly, RiverFront Long-Term Growth Fund)

ALPS/Kotak India Growth Fund (Classes A, C and I)

India Premier Equity Portfolio,

a wholly owned subsidiary of the ALPS/Kotak India Growth Fund

RiverFront Conservative Income Builder Fund

ALPS/Alerian MLP Infrastructure Index Fund

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